[CADWALADER LETTERHEAD]




                                  June 23, 1998



NationsLink Funding Corporation
NationsBank Corporate Center
100 North Tryon Street
Charlotte, North Carolina  28225

                  Re:      NationsLink Funding Corporation
                           Mortgage Pass-Through Certificates
                           Registration Statement on Form S-3


Dear Sirs:

     We have acted as special counsel to NationsLink Funding Corporation, a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Pass-Through Certificates (the "Certificates"), and the related filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the Certificates. The Certificates are issuable in series under separate pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement") among the Registrant and a trustee, a master servicer, a special servicer and/or a REMIC administrator to be identified in the prospectus supplement for each such series of Certificates.

     In connection with rendering this opinion letter, we have examined the form of the Pooling and Servicing Agreement filed as an Exhibit to the Registration Statement, the Registration Statement and such other documents as we have deemed necessary as a basis for the opinions expressed below. As to matters of fact, we have relied upon representations or certifications of officers of the Registrant and its affiliates or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. We have assumed that all parties had the corporate power and authority to enter into and perform all obligations thereunder. As to such parties, we also have assumed the due authorization by all requisite corporate action, the due execution and delivery and, except as expressed in opinion 2 below, the enforceability of such documents.

     In rendering this opinion letter, we express no opinion as to the laws of any jurisdiction other than the substantive laws of the State of New York, (without regard to conflicts of laws principles), nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed below. In rendering this opinion letter, we have not passed upon and do not pass upon the application of the "doing business" or securities laws of any jurisdiction. This opinion letter is further subject to the qualification that enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other laws affecting the enforcement of the rights of creditors generally and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

     Based upon and subject to the foregoing, we are of the opinion that, with respect to a series of Certificates as to which we are designated as counsel in the applicable prospectus supplement:

     1. When a Pooling and Servicing Agreement for such series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, the Pooling and Servicing Agreement will be a legal and valid obligation of the Registrant.

     2. When a Pooling and Servicing Agreement for such series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Certificates of such series have been duly executed and authenticated in accordance with the provisions of the Pooling and Servicing Agreement and issued and sold as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, the Certificates will be legally and validly issued and outstanding, fully paid and non-assessable, and the holders of the Certificates will be entitled to the benefits of the Pooling and Servicing Agreement.

     3. The description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the prospectus contained in the Registration Statement accurately describes the material federal income tax consequences to holders of Offered Certificates, under existing law and subject to the qualifications and assumptions stated therein.

     We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus included in the Registration Statement under the headings "Legal Matters" and "Certain Federal Income Tax Consequences". This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                     Very truly yours,


                                     /s/ Cadwalader, Wickersham & Taft